PRICING SUPPLEMENT dated July 31, 2026

(To the Prospectus and Prospectus Supplement, each dated
April 17, 2026, Product Supplement no. WF-1-I dated April
17, 2026 and Underlying Supplement no.1-I dated April 17,
2026)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-293684 and 333-293684-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
$793,000 Market Linked Securities — Auto-Callable with Fixed Percentage Buffered Downside Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

■  Linked to the iShares® Bitcoin Trust ETF (the “Fund”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the fund closing price of the Fund on the relevant call date.

■  Automatic Call. If the fund closing price of the Fund on any call date is greater than or equal to the call value, the securities will be automatically called for the principal amount plus the call premium applicable to that call date. The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 13.65% per annum. Please see “Terms of the Securities — Call Dates and Call Premiums” below for the call dates and call premiums. The call value is equal to 90.00% of the starting price.

■  Maturity Payment Amount. If the securities are not automatically called, at maturity, you will receive a maturity payment amount that could be equal to or less than the principal amount, depending on the fund closing price of the Fund on the final calculation day as follows:

▪     If the fund closing price of the Fund on the final calculation day is greater than or equal to 75% of the starting price (the “threshold price”), you will receive the principal amount.

▪     If the fund closing price of the Fund on the final calculation day is less than the threshold price, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of the buffer amount of 25%.

■  Investors may lose up to 75% of the principal amount.

■  Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of the Fund beyond the applicable fixed call premium.

■  Investors should be knowledgeable about the risks associated with cryptocurrencies and digital assets because the Fund seeks to reflect generally the performance of the price of bitcoin and therefore the securities involve significant risks in investments tracking cryptocurrencies. Bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the Fund.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$25.75	$974.25
Total	$793,000.00	$20,419.75	$772,580.25
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $944.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Fund:	iShares® Bitcoin Trust ETF (Bloomberg ticker: IBIT) (the “Fund”)
Pricing Date:	July 31, 2026
Issue Date:	August 5, 2026
Stated Maturity Date[1]:	August 5, 2030
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Automatic Call:

If the fund closing price of the Fund on any call date is greater than or equal to the call value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount plus the call premium applicable to the relevant call date. The final call date is the final calculation day, and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the fund closing price of the Fund on the applicable call date significantly exceeds the starting price. You will not participate in any appreciation of the Fund beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

The call premium applicable to each call date will be a percentage of the principal amount that increases for each call date based on a simple (non-compounding) return of approximately 13.65% per annum.
Call Dates[1] and Call Premiums:	Call Date	Call Premium	Payment per Security upon an Automatic Call
	August 5, 2027	13.650% of the principal amount	$1,136.50
	February 7, 2028	20.475% of the principal amount	$1,204.75
	August 7, 2028	27.300% of the principal amount	$1,273.00
	February 5, 2029	34.125% of the principal amount	$1,341.25
	August 6, 2029	40.950% of the principal amount	$1,409.50
	February 5, 2030	47.775% of the principal amount	$1,477.75
	July 31, 2030 (the “final calculation day”)	54.600% of the principal amount	$1,546.00
Call Settlement Date[1]:	Three business days after the applicable call date, provided that the call settlement date for the final call date is the stated maturity date

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•      if the ending price is less than the call value but greater than or equal to the threshold price: $1,000; or

•       if the ending price is less than the threshold price:

$1,000 + [$1,000 × (fund return + buffer amount)]

If the securities are not automatically called and the ending price is less than the threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of the buffer amount, and you will lose some, and possibly up to 75%, of the principal amount of your securities at maturity.

Fund Return:	The “fund return” is the percentage change from the starting price to the ending price, calculated as follows: ending price – starting price starting price
Call Value:	$32.076, which is equal to 90% of the starting price
Buffer Amount:	25%
Threshold Price:	$26.73, which is equal to 75% of the starting price
Starting Price:	$35.64, the fund closing price of the Fund on the pricing date
Ending Price:	The “ending price” will be the fund closing price of the Fund on the final calculation day.
Fund Closing Price:	“Fund closing price” has the meaning set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The fund closing price of the Fund is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	46661CNS1
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $25.75 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $20.00 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the call dates (including the final calculation day) and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of a delisting related event as described under “General Terms of Notes — Consequences of a Delisting Related Event with respect to a Cryptocurrency Fund” in the accompanying product supplement and “Selected Risk Considerations — Risks Relating to the Securities Generally —

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

We May Accelerate Your Securities if a Delisting Related Event Occurs” in this pricing supplement. For purposes of the accompanying product supplement, the call dates are Determination Dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045240/ea0285802-22_424b2.pdf
•	Underlying supplement no. 1-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045209/ea0285802-11_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately four months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The iShares® Bitcoin Trust ETF” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the fund closing price of the Fund will be greater than or equal to the call value on at least one call date.
▪	You are willing and able to accept that you will not participate in any appreciation of the Fund, which may be significant, and that any potential return on the securities is limited to the applicable call premium, if any, paid on the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price is less than the threshold price, you will lose up to 75% of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Fund, including risks associated with bitcoin, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive distributions that may be paid to holders of the Fund, nor will you have any voting rights with respect to the Fund.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the fund closing price of the Fund will be less than the call value on each call date.
▪	You seek an investment that participates in the full appreciation of the Fund rather than an investment with a return that is limited to the applicable call premium, if any, paid on the securities.
▪	You seek an investment that provides for the full repayment of principal at maturity and/or you are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price is less than the threshold price, you will lose up to 75% of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called, that you will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Fund, including risks associated with bitcoin, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to distributions that may be paid to holders of the Fund, or voting rights with respect to the Fund.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically called.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement and the “Risk Factors” sections in the accompanying prospectus supplement and product supplement. For more information about the Fund, please see the section titled “The iShares® Bitcoin Trust ETF” below.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will each be determined based on the fund closing price of the Fund on the applicable call date as follows:

If the securities are not automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Fund or its underlying asset. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Price Is Less Than the Threshold Price, You Will Lose Up to 75% of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the Fund and will depend on the extent to which the Fund has depreciated. If the ending price is less than the threshold price, you will lose 1% of the principal amount of the securities for every 1% that the ending price is less than the threshold price (expressed as a percentage of the starting price). Accordingly, under these circumstances, you will lose up to 75% of your principal amount at maturity.
•	The Potential Return on the Securities Is Limited to the Call Premium — The potential return on the securities is limited to the applicable call premium, regardless of any appreciation of the Fund, which may be significant. You will not participate in any appreciation of the Fund. Therefore, your return on the securities may be lower than the return on a direct investment in the Fund. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	We May Accelerate Your Securities if a Delisting Related Event Occurs — Upon the announcement or occurrence of a delisting related event, we may, in our sole and absolute discretion, accelerate the payment on your securities and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the securities as of the date of the notice of acceleration. A delisting related event means a Fund is delisted, liquidated or otherwise terminated and the calculation agent determines, in its sole discretion, that no successor fund is available. If the payment on your securities is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “General Terms of Notes — Consequences of a Delisting Related Event with respect to a Cryptocurrency Fund” in the accompanying product supplement for more information.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Activities and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.
•	Volatility Risk — Greater expected volatility with respect to the Fund indicates a greater likelihood as of the pricing date that the fund closing price of the Fund could be less than the call value on each call date or that the ending price could be less than the threshold price if the securities are not automatically called. The Fund’s volatility, however, can change significantly over the term of the securities. The fund closing price of the Fund could fall sharply during the term of the securities, which could result in you not receiving a call premium and losing some or most of your principal amount at maturity. In addition, because the Fund is linked

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

to a single asset, not a diverse basket or a broad-based index, the securities carry greater risk and may be more volatile than securities linked to the values of a diverse basket or a broad-based index. Furthermore, bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the Fund.

•	No Interest Payments or Rights With Respect to the Fund or Its Underlying Asset — As a holder of the securities, you will not receive interest payments, and you will not have voting rights with respect to the Fund or other rights that holders of shares of the Fund or bitcoin, which we refer to as the underlying asset with respect to the Fund, would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — The U.S. federal income tax consequences of an investment in certain program securities are uncertain” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, the estimated cost of hedging our obligations under the securities and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

— We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of the Fund, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Fund;
•	the time to maturity of the securities;
•	the occurrence of certain events affecting the Fund that may or may not require an adjustment to the adjustment factor of the Fund;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Fund

•	The Fund Is Not an Investment Company or a Commodity Pool and Will Not Be Subject to Regulation Under the Investment Company Act of 1940, As Amended, or the Commodity Exchange Act, As Amended — Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
•	There Are Risks Associated with the Fund — Although shares of the Fund are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Fund or that there will be liquidity in the trading market.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

•	The Performance and Market Value of the Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of the Fund’s Underlying Asset As Well As the Net Asset Value Per Share — The Fund does not fully replicate the performance of its underlying asset due to the fees and expenses charged by the Fund or by restrictions on access to the underlying asset due to other circumstances. Additionally, there is a risk that part or all of the Fund’s holdings in its underlying asset could be lost, stolen or destroyed. Access to the Fund’s underlying asset could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack or cyberattack). All of these factors may lead to a lack of correlation between the performance of the Fund and its underlying asset. In addition, because the shares of the Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Fund may differ from the net asset value per share of the Fund.

During periods of market volatility, the Fund’s underlying asset may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Fund and the liquidity of the Fund may be adversely affected.  This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the Fund.  Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Fund.  As a result, under these circumstances, the market value of shares of the Fund may vary substantially from the net asset value per share of the Fund.  For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its underlying asset as well as the net asset value per share of the Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	Limited Trading History — The Fund commenced trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.
•	The Securities Are Subject to Risks Relating to Bitcoin and the Bitcoin Network — The Fund offers exposure to bitcoin. Bitcoin is a digital asset designed to act as a medium of exchange and does not represent legal tender. Use of bitcoin in the retail and commercial marketplace is relatively limited. Bitcoin generally operates without central authority or banks and is not backed by any government or organized governing body. Digital assets such as bitcoin are new and novel products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. Information about bitcoin holdings is limited, as ownership of bitcoin is semi-anonymous and the supply of accessible bitcoin is unknown.

Bitcoin is an emerging asset class, and regulation in the United States is still developing, including with respect to market integrity, anti-fraud, anti-manipulation, cybersecurity, surveillance and anti-money laundering. Federal, state and/or foreign governments may restrict the use and exchange of bitcoin and any such regulatory actions may adversely affect the value of bitcoin. Bitcoin and the bitcoin network face significant challenges to scaling. Bitcoin has been and may continue to be subject to extreme market volatility.

Competition from other digital assets or so-called “central bank digital currencies” could adversely affect the value of bitcoin. Political or economic crises may motivate large-scale sales of bitcoin, which could result in a reduction in the prices of bitcoin and adversely affect an investment in the securities. Concerns about the perceived or actual environmental or other risks associated with, or bad publicity regarding, bitcoin may lead to decreased participation in the bitcoin network or decreased interest in or use of bitcoin, which could adversely affect the value of bitcoin and therefore the value of and return on the securities. The value of bitcoin may fall sharply, and potentially to zero, causing you to lose some or most of your principal amount at maturity. If bitcoin continues to be subject to sharp fluctuations, the Fund and the securities may be adversely affected.

The value of bitcoin could be adversely affected by the actions of bitcoin miners. Your investment in the securities could also be adversely affected by a temporary or permanent “fork” (or “split”) of the bitcoin network and the blockchain, with one version running pre-modified software and the other running modified software. Even when held indirectly, investment vehicles like the Fund may be affected by the high volatility associated with bitcoin exposure. Bitcoin is susceptible to theft, loss, destruction and fraud.

Bitcoin exchanges and other trading venues on which bitcoin trades are also relatively new and, in most cases, largely unregulated and may therefore be more exposed to operational problems, fraud and failure than established, regulated exchanges for securities, derivatives and other currencies. Bitcoin exchanges may stop operating or permanently shut down due to fraud, technical glitches, internet disruptions, hackers or malware (e.g., intentional network attacks), which may also affect the price of bitcoin. Events that negatively affect bitcoin may negatively affect the performance of the Fund and the securities.

•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of the Fund for certain events affecting the Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect the Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	Any Payment on the Securities Will Depend upon the Performance of the Fund and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

•	You Will Have No Ownership Rights in the Fund or Its Underlying Asset. Investing in the securities is not equivalent to investing directly in the Fund or its underlying asset or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Prices of the Fund Should Not Be Taken as an Indication of the Future Performance of the Fund During the Term of the Securities.
•	The Policies of the Sponsor of the Fund Could Affect the Value of, and Any Amount Payable on, the Securities.
•	We and Our Affiliates Have No Affiliation with the Sponsor of the Fund and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the hypothetical payment upon an automatic call or at stated maturity for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price, call value or threshold price.

The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price is the fund closing price of the Fund on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Fund, please see the historical information set forth under “The iShares® Bitcoin Trust ETF” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities.

Call Premiums:	Call Date	Call Premium
	1st call date	13.650% of the principal amount
	2nd call date	20.475% of the principal amount
	3rd call date	27.300% of the principal amount
	4th call date	34.125% of the principal amount
	5th call date	40.950% of the principal amount
	6th call date	47.775% of the principal amount
	Final call date (final calculation day)	54.600% of the principal amount
Hypothetical Starting Price:	$100.00
Hypothetical Call Value:	$90.00 (90% of the hypothetical starting price)
Hypothetical Threshold Price:	$75.00 (75% of the hypothetical starting price)
Buffer Amount:	25%

Hypothetical Payout Profile*

First Call Date
Third Call Date
Final Call Date
Fund
Maturity Payment Amount
Final call date (call premium:54.60%)
Third call date (call premium: 27.30%)
First call date (call premium: 13.65%)
25% buffer
-25%
-10%
Security Return
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Fund Closing Price of the Fund from Pricing Date to Applicable Call Date

*Not all call dates reflected; reflects only the first, third and final call dates for illustrative purposes only

Hypothetical Returns

If the securities are automatically called:

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,136.50	13.650%
2nd call date	$1,204.75	20.475%
3rd call date	$1,273.00	27.300%
4th call date	$1,341.25	34.125%
5th call date	$1,409.50	40.950%
6th call date	$1,477.75	47.775%
Final call date (final calculation day)	$1,546.00	54.600%

If the securities are not automatically called:

Hypothetical ending price	Hypothetical fund return	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$89.00	-11.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$75.00	-25.00%	$1,000.00	0.00%
$74.00	-26.00%	$990.00	-1.00%
$70.00	-30.00%	$950.00	-5.00%
$60.00	-40.00%	$850.00	-15.00%
$50.00	-50.00%	$750.00	-25.00%
$25.00	-75.00%	$500.00	-50.00%
$0.00	-100.00%	$250.00	-75.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security on a call settlement date or the maturity payment amount per security to the principal amount of $1,000.

Hypothetical Examples

Example 1. The hypothetical fund closing price of the Fund on the first call date is greater than the hypothetical call value and the securities are automatically called on the first call date:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on first call date:	$125.00
Hypothetical call value:	$90.00, which is 90% of the hypothetical starting price

Because the hypothetical fund closing price of the Fund on the first call date is greater than the hypothetical call value, the securities are automatically called on the first call date and you will receive on the related call settlement date the principal amount of your securities plus a call premium of 13.65% of the principal amount. Even though the Fund appreciated by 25.00% from the hypothetical starting price to the hypothetical fund closing price on the first call date in this example, your return is limited to the call premium of 13.65% that is applicable to that call date.

On the call settlement date, you will receive $1,136.50 per security. You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Example 2. The securities are not automatically called prior to the final call date (the final calculation day). The hypothetical fund closing price of the Fund on the final calculation day is greater than the hypothetical call value and the securities are automatically called on the final calculation day:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on each call date prior to the final calculation day:	Various (all below call value)
Hypothetical fund closing price on final calculation day (i.e., the ending price):	$120.00
Hypothetical call value:	$90.00, which is 90% of the hypothetical starting price

Because the hypothetical fund closing price of the Fund on each call date prior to the final call date (which is the final calculation day) is less than the hypothetical call value, the securities are not called prior to the final calculation day. Because the hypothetical fund closing price of the Fund on the final calculation day is greater than the hypothetical call value, the securities are automatically called on the final calculation day and you will receive on the related call settlement date (which is the stated maturity date) the principal amount of your securities plus a call premium of 54.60% of the principal amount.

On the call settlement date (which is the stated maturity date), you will receive $1,546.00 per security.

Example 3. The securities are not automatically called. The hypothetical ending price is less than the hypothetical call value but greater than the hypothetical threshold price and the maturity payment amount is equal to the principal amount:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on each call date:	Various (all below call value)
Hypothetical ending price:	$80.00
Hypothetical call value:	$90.00, which is 90% of the hypothetical starting price
Hypothetical threshold price:	$75.00, which is 75% of the hypothetical starting price

Because the hypothetical fund closing price of the Fund on each call date (including the final calculation day) is less than the hypothetical call value, the securities are not automatically called. Because the hypothetical ending price is greater than the hypothetical threshold price, you will receive the principal amount of your securities at maturity.

On the stated maturity date, you will receive $1,000.00 per security.

Example 4. The securities are not automatically called. The hypothetical ending price is less than the hypothetical threshold price and the maturity payment amount is less than the principal amount:

Fund
Hypothetical starting price:	$100.00
Hypothetical fund closing price on each call date:	Various (all below call value)
Hypothetical ending price:	$50.00
Hypothetical call value:	$90.00, which is 90% of the hypothetical starting price
Hypothetical threshold price:	$75.00, which is 75% of the hypothetical starting price
Buffer Amount:	25%

Because the hypothetical fund closing price of the Fund on each call date (including the final calculation day) is less than the hypothetical call value, the securities are not automatically called. Because the hypothetical ending price is less than the hypothetical threshold price, you will lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (fund return + buffer amount)]

$1,000 + [$1,000 × (-50.00% + 25.00%)]

= $750.00

On the stated maturity date, you will receive $750.00 per security.

If the securities are not automatically called and the ending price is less than the threshold price, you will have 1-to-1 downside exposure to the decrease in the price of the Fund in excess of the buffer amount, and you will lose some, and possibly up to 75%, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called.  These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

The iShares® Bitcoin Trust ETF

The Fund is an exchange-traded fund that seeks to reflect generally the performance of the price of bitcoin before the payment of its expenses and liabilities. The assets of the Fund consist primarily of bitcoin held by the bitcoin custodian on behalf of the Fund. For additional information about the Fund, see “Fund Descriptions — The iShares® Bitcoin Trust ETF” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Fund based on the daily historical closing prices of the Fund from January 11, 2024 through July 31, 2026. The Fund commenced trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited historical performance. The closing price of the Fund on July 31, 2026 was $35.64. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Fund, such as stock splits.

The historical closing prices of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the Fund on any call date. There can be no assurance that the performance of the Fund will not result in a loss of the principal amount of the securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Tax Considerations

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Auto-Callable with Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due August 5, 2030

Validity of the Securities and the Guarantee

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the securities, the related guarantee (together with the indenture and the securities, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.